PROMISSORY NOTE

$435,000                                                                                             Santa Ana, California
                                                                                                            July 30, 2009

            FOR VALUE RECEIVED, VillageEDOCS, Inc. a Delaware corporation, with offices at 1401 N. Tustin Ave., Suite 230 Santa Ana, California, 92705-8686. (the "Company") hereby promises to pay C. Alan Williams and Joan P. Williams, Community Property (the "Holder"), at PO Box 2018, Fallbrook, CA  92088-2018 or at such other place as Holder may from time to time designate in writing, with grace as herein provided, the aggregate principal sum of Four Hundred Thirty Five Thousand and 00/100 Dollars ($435,000), together with interest earned thereon from the date of this Note.

Interest will be earned at a rate equal to ten percent (10%) per annum.

            The entire outstanding principal balance of the indebtedness evidenced hereby, together with accrued interest thereon, shall be due and payable in a series of twelve monthly installments of principal and interest.  The first such payment shall be due on July 31, 2009.

The amount of each monthly payment shall be $38,243.41 and will be paid according to the following schedule:

                                                    [amortization table]

             Notwithstanding anything in the Note to the contrary, the Company hereby agrees that the principal amount of this Note and any interest accrued thereon shall be repaid at the Holder's option, whenever one of the following events occurs:

(a)        A controlling interest in the Company is acquired by a third party; or
(b)        July 1, 2010; or
(c)        Within five (5) days of the date the Company receives net cash proceeds of  $1,100,000 or more from a financing or other transaction subsequent to the date  of this Note.

            Payment under this Note shall be made by check mailed to the Holder at the address stated in this Note or by check or wire transfer at such other address of which Holder may have notified Company in writing.  All payments shall be made in lawful money of the United States of America and, in the event of any partial payment, will be credited first to outstanding principal and then to interest.

            The payment obligations of this Note are subordinate in certain respects to the rights of Private Bank of Peninsula (the "Senior Lender). The Company's obligations hereunder are subject to compliance with the Senior Lender loan documents.

            "Event of Default", wherever used in this Note, means any one of the following events:

                        (1)        failure to make any payment when due under this Note and continuance of such failure for a period of ninety (90) days after written notice to Company; or

                        (2)        the Company shall commence (or take any action for the purpose of commencing) any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

                        (3)        a proceeding shall be commenced against Company under any bankruptcy, reorganization, arrangement, readjustment or debt, moratorium or similar law of statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within ninety (90) days after the commencement thereof;

                        (4)        Company consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets that is not vacated within ninety (90) days;

            Deferral of payment obligations under this Note as required by the Senior Lender shall not be an Event of Default.

            If an Event of Default occurs, then and in every such case, the Holder may declare the entire unpaid principal balance of this Note to be due and payable immediately by a notice in writing to the Company (except in the case of a default under paragraph 1, under "Event of Default", above, in which case no additional notice shall be required other than the notice specified in paragraph 1) and up on any such declaration such principal and accrued interest thereon shall become immediately due and payable.

Any principal or interest amounts not paid when due, as herein, provided, will be subjected to a "penalty interest rate" in the amount of fifteen percent (15%) to be earned on such unpaid amounts which shall be for the purpose of reimbursing the Holder for expenses incurred by reason of such late payment, which shall not exceed the expense so incurred.

            This Note may be prepaid in whole or in part at any time without penalty.

            All notices, demands, requests or other communications ("Notices") required or permitted to be given or made under this Note shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, to the address of the party to whom such Notices are to be given as stated in this Note or as subsequently designated in writing in accordance with the terms of this paragraph.  All Notices shall be deemed to have been given on the date personally delivered or, if mailed, on the date received or three (3) business days after the date of mailing, whichever is earlier.

            This Note shall be governed by and construed in accordance with the laws of the State of California.  No requirement of this Note may be waived at any time except by written instrument signed by the party against whom such a waiver is sought to be enforced, nor shall any waiver be deemed a waiver of any subsequent breach or default.  No failure to act or delay by Holder, in order to enforce payment of this Note, shall be constitute a waiver of its rights and remedies.

            The Company, for itself, its successors and assigns, hereby (a) expressly waives presentment, demand for payment, notice of dishonor, protest, notice of non-payment protest, and diligence in collection; (b) consents that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by the Holder hereof; (c) agrees that the Holder, in order to enforce payment of this Note, shall not be required first to instituted any suit or to exhaust any of its remedies against the undersigned.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set forth above.

                                                                                    VillageEDOCS, Inc.,

                                                                                    a Delaware corporation

                                                                                    By: /s/ K. Mason Conner
                                                                                                K. Mason Conner, in his
                                                                                                capacity as President and Chief Executive Officer and not
                                                                                                in his individual capacity.